UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 14, 2004
(Date of earliest event reported)

KNAPE & VOGT MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive office)	000-01859 (Commission File Number)	38-0722920 (IRS Employer Identification No.) 49505 (Zip Code)

Registrant's telephone number, including area code:(616) 459-3311

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02 Results of Operations and Financial Conditions

On October 14, 2004, Knape & Vogt Manufacturing Company issued a press release announcing results for the first quarter ended October 2, 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01 Financial Statements and Exhibits

    (c)    Exhibits

            99.1    Press Release dated October 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2004 Date: October 14, 2004	KNAPE & VOGT MANUFACTURING COMPANY
   (Registrant)

/s/ William R. Dutmers
——————————————
William R. Dutmers
Chairman and
Chief Executive Officer

/s/ Leslie J. Cummings
——————————————
Leslie J. Cummings
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit 99.1     Press Release Dated October 14, 2004

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Eric Lubbers (616) 233-0500
Lambert, Edwards & Associates, Inc. (mail@lambert-edwards.com)

Knape & Vogt Reports First Quarter Results

GRAND RAPIDS, Michigan, October 14, 2004 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced growth in sales for the first quarter ended October 2, 2004.

The Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products reported that net sales increased 6.6 percent to $38.4 million for the first quarter of fiscal 2005, compared with net sales of $36.0 million during the same period a year ago. KV reported that new products such as its expanded precision drawer slide line, Shelf Made™ instant shelf line and enhanced line of kitchen and bath storage products continued to fuel growth in most of its market channels. New product sales were $6.1 million for the first quarter of fiscal 2005 compared with $5.5 million in the first quarter of the prior year, KV’s ninth consecutive quarter of higher new product contribution.

“Our focus on new product development continues to deliver the opportunity for growth in the markets that we serve,” said Bill Dutmers, KV chairman and CEO. “In late August, we participated in the International Woodworking Fair held in Atlanta. At this show, we introduced Virtu™, our new line of Italian-designed upscale kitchen and closet storage accessories. Between this line and our other new products, we introduced over 300 items at this show and were pleased with the excitement generated by all of the new offerings.”

KV reported net income of $390,511, or $0.09 per diluted share, for the fiscal 2005 first quarter, compared with net income of $669,875, or $0.15 per diluted share, during the same period in fiscal 2004. The first quarter of fiscal 2005 included higher steel costs of approximately $700,000 pre-tax, which equates to $420,000, or $0.09 per diluted share.

Steel is the most significant raw material purchased by KV. Average steel costs have risen by over 70 percent since the start of the calendar year resulting in higher material costs for KV during the first quarter of approximately $2.5 million. The Company reported that it was only able to pass through approximately $1.8 million of the increased costs to its customers. Going forward, KV’s profitability will benefit from price increases that were agreed to by its customers late in the first quarter. In addition, KV has been working closely with its steel vendors to identify lower-cost solutions, and the Company is utilizing alternative sourcing options when available.

“Unfortunately, our higher sales were offset by the rapid increase in steel costs, which lowered our earnings,” said Dutmers. “We have been successful in working with our customers to pass along a portion of this increase. While we do not foresee any significant relief in steel costs in the coming quarter, we continue to evaluate opportunities to reduce the impact that higher steel costs will have on our bottom line moving forward.”

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Knape & Vogt, page 2 of 2

“Looking ahead, we are optimistic about the new products that will be introduced in the second quarter,” concluded Dutmers. “We are working on an undermount slide that we believe will be well received by most of our furniture and cabinet makers, and we anticipate further traction in our new product lines introduced over the past year.”

About Knape & Vogt

Knape & Vogt Manufacturing Co. brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on KV’s product lines is available on www.knapeandvogt.com.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe,” “anticipates,” “think,” “intend,” “optimistic,” “forecast,” “looking ahead,” “expect,” “potential” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to optimism about or future success of new products. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	Oct. 2, 2004	Sept. 27, 2003

Net sales	$38,385,770	$36,013,012

Cost of sales	31,580,994	28,960,702

Gross margin	6,804,776	7,052,310

Selling and administrative expenses	5,835,251	5,788,224

Operating income	969,525	1,264,086

Interest and other expenses, net	307,158	392,929

Income before income taxes	662,367	871,157

Income taxes	271,856	201,282

Net income	$390,511	$669,875

Earnings per common share - basic and diluted:
Weighted average shares outstanding	4,516,681	4,515,925

Net income per share	$0.09	$0.15

Cash dividend - Common stock	$0.165	$0.165

Cash dividend - Class B common stock	$0.15	$0.15

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Balance Sheets

	Oct. 2, 2004 (Unaudited)	July 3, 2004 (Audited)

Assets

Current Assets:
Cash and equivalents	$4,978,553	$5,278,869
Accounts receivable, net	18,985,824	19,959,442
Inventories	24,085,155	23,955,271
Prepaid expenses and other	714,110	950,911

Total current assets	48,763,642	50,144,493

Property, plant and equipment, net	27,773,825	28,683,714

Other assets	17,303,028	17,423,119

	$93,840,495	$96,251,326

Liabilities and Equity

Current liabilities	$19,648,511	$22,805,708

Long-term debt and capital leases	25,508,289	24,538,864

Deferred income taxes & other
long-term liabilities	11,852,976	12,082,536

Stockholders' equity	36,830,719	36,824,218

	$93,840,495	$96,251,326

Knape & Vogt Manufacturing Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	Oct. 2, 2004	Sept. 27, 2003

From Operating Activities:
Net income	$390,511	$669,875
Depreciation and amortization	1,515,294	1,630,766
Change in retirement plan cost	107,341	64,800
Deferred income taxes	(141,894)	354,373
Loss (gain) on disposal of fixed assets	(1,103)	26,661
Changes in operating assets & liabilities	(1,920,677)	(2,792,436)
Other, net	5,981	-

Net cash used for operating activities	(44,547)	(45,961)

From Investing Activities:
Additions to property, plant & equipment net	(716,514)	(440,487)
Proceeds from sales of property, plant &
Equipment	-	800
Other, net	(1,789)	(17,765)

Net cash used for investing activities	(718,303)	(457,452)

From Financing Activities:
Cash dividends paid	(712,661)	(712,174)
Net change in long-term debt/capital leases	969,425	1,185,920

Net cash provided by financing activities	256,764	473,476

Effect of Exchange Rates on Cash	205,770	(3,473)

Net decrease in cash and equivalents	$(300,316)	$(33,140)